Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement on Form N-1A of our report dated August 29, 2006, relating to the financial statement of the T. Rowe Price Short-Term Income Fund, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Baltimore, Maryland
August 29, 2006